EXHIBIT 99.1


                        Company Contact:       Michael Umana
                                               Saucony, Inc.
                                               Chief Financial Officer,
                                               Chief Operating Officer
                                               and Treasurer
                                               (978) 532-9000
                                               (800) 625-8080

For Immediate Release
                        Investor Relations:    Chad A. Jacobs
                                               Integrated Corporate Relations
                                               (203) 222-9013
                                               cjacobs@icr-online.com


                   SAUCONY, INC. ANNOUNCES QUARTERLY DIVIDENDS

Peabody, Massachusetts--May 19, 2004--Saucony, Inc. (NASDAQ: SCNYA and SCNYB) announced today that its board of directors declared regular quarterly cash dividends of $0.050 per share on the company's Class A Common Stock and $0.055 per share on the company's Class B Common Stock. The dividends will be paid on July 15, 2004 to all stockholders of record at the close of business on June 17, 2004. The company's corporate charter provides that cash dividends paid on the Class B Common Stock be in an amount equal to 110% of the amount paid on the company's Class A Common Stock.

Saucony, Inc. designs, develops, and markets (i) a broad line of performance-oriented athletic shoes for adults under the Saucony(R) brand name,
(ii) athletic apparel under the Hind(R) brand name and (iii) athletic and workplace shoes under the Spot-bilt(R) name.